Exhibit 1A-2.1

AMDRST_PC Page 1 of 2 Rev. 12/16/2016 Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Amended and Restated Articles of Incorporation filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.) 1. For the entity, its ID number and entity name are ID number _________________________ (Colorado Secretary of State ID number) Entity name ______________________________________________________. 2. The new entity name (if applicable) is ______________________________________________________. 3. The amended and restated constituent filed document is attached. 4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 5. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are ________________________. (mm/dd/yyyy hour:minute am/pm) Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered. 6. The true name and mailing address of the individual causing the document to be delivered for filing are ____________________ ______________ ______________ _____ (Last) (First) (Middle) (Suffix) ______________________________________________________ (Street name and number or Post Office Box information) ______________________________________________________ __________________________ ____ ____________________ (City) (State) (Postal/Zip Code) _______________________ ______________ (Province – if applicable) (Country – if not US) United States Denver Jeffrey 20141741901 Colorado Green Ventures,Inc. 80202 475 17th St., Ste. 960 Esses A. CO Colorado Secretary of State Date and Time: 10/31/2017 11:31 AM ID Number: 20141741901 Document number: 20171821486 Amount Paid: $25.00 AMDRST_PC Page 2 of 2 Rev. 12/16/2016 (If the following statement applies, adopt the statement by marking the box and include an attachment.)  This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). AMD_PC Page 1 of 2 Rev. 12/20/2016 Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Amendment filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.) 1. For the entity, its ID number and entity name are ID number _________________________ (Colorado Secretary of State ID number) Entity name ______________________________________________________. 2. The new entity name (if applicable) is ______________________________________________________. 3. (If the following statement applies, adopt the statement by marking the box and include an attachment.)  This document contains additional amendments or other information. 4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment. 5. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are _______________________. (mm/dd/yyyy hour:minute am/pm) Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes. This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered. 6. The true name and mailing address of the individual causing the document to be delivered for filing are ____________________ ______________ ______________ _____ (Last) (First) (Middle) (Suffix) ______________________________________________________ (Street name and number or Post Office Box information) ______________________________________________________ __________________________ ____ ____________________ (City) (State) (Postal/Zip Code) _______________________ ______________ (Province – if applicable) (Country – if not US) 20141741901 Colorado Green Ventures,Inc. Tao Entertainment, Inc cole George 475 17th Suite 960 Denver CO 80202 United States Colorado Secretary of State Date and Time: 02/12/2018 04:55 PM ID Number: 20141741901 Document number: 20181125289 Amount Paid: $25.00 AMD_PC Page 2 of 2 Rev. 12/20/2016 (If the following statement applies, adopt the statement by marking the box and include an attachment.)  This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).